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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

    Name Of Subsidiary           Jurisdiction of Organization           Year of Formation
    ------------------           ----------------------------           -----------------
   SDI Europe Limited                   United Kingdom                         1993

AZUR Environmental Limited              United Kingdom                         1990
